Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report of American Greetings Corporation (the “Corporation”) on Form 10-K for the year ended February 28, 2007, as filed with the Securities and Exchange Commission on the date therein specified (the “Report”), each of the undersigned officers of the Corporation certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to such officer’s knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation as of the dates and for the periods expressed in the Report.

April 30, 2007

/s/ Zev Weiss
Zev Weiss
Chief Executive Officer (principal executive officer)

/s/ Stephen J. Smith
Stephen J. Smith
Senior Vice President and
Chief Financial Officer (principal financial officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.